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                              BUILDING LEASE AGREEMENT
                                    BY AND BETWEEN

                            LEGACY HEALTH SYSTEM, LANDLORD
                                        AND
                            SUBURBAN MEDICAL CLINIC, INC.
                                      TENANT




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                                  TABLE OF CONTENTS



1.  Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

2.  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

3.  Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

4.  Adjustment to Rent . . . . . . . . . . . . . . . . . . . . . . . . . 5

    4.1  Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    4.2  Real Property Taxes, Assessments. . . . . . . . . . . . . . . . 5

5.  Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
6.  Repairs and Maintenance. . . . . . . . . . . . . . . . . . . . . . . 6

    6.1  Landlord's Obligations. . . . . . . . . . . . . . . . . . . . . 6
    6.2  Tenant's Obligations. . . . . . . . . . . . . . . . . . . . . . 6
    6.3  Landlord's Interference with Tenant . . . . . . . . . . . . . . 6
    6.4  Reimbursement for Repairs Assumed . . . . . . . . . . . . . . . 7
    6.5  Access to Premises  . . . . . . . . . . . . . . . . . . . . . . 7

7.  Personal Property Taxes. . . . . . . . . . . . . . . . . . . . . . . 7

8.  Tenant's Property. . . . . . . . . . . . . . . . . . . . . . . . . . 7

9.  Improvements and Alterations by Tenant . . . . . . . . . . . . . . . 7

10. Late Charge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

11. Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

12. Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

13. Parking. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8


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14. Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

15. Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . . . 9

16. Destruction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

17. Option to Purchase . . . . . . . . . . . . . . . . . . . . . . . . . 9

18. Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

19. Assignment and Succession. . . . . . . . . . . . . . . . . . . . . .10

20. Defaults; Remedies . . . . . . . . . . . . . . . . . . . . . . . . .10

    20.2 Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
    20.3 Notice by Tenant of Default . . . . . . . . . . . . . . . . . .11
    20.4 Landlord's Right to Cure Defaults . . . . . . . . . . . . . . .11

21. Removal of Property. . . . . . . . . . . . . . . . . . . . . . . . .11

22. Mortgages, Deeds of Trust. . . . . . . . . . . . . . . . . . . . . .12

23. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

24. Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

25. Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .12

26. No Hold-Over Tenancy . . . . . . . . . . . . . . . . . . . . . . . .12

27. Paragraph Headings . . . . . . . . . . . . . . . . . . . . . . . . .12

28. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

29  Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . .13


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


                                 LEGACY HEALTH SYSTEM

                                    BUILDING LEASE

         This lease ("Lease") is made by and between Legacy Health System ("Landlord") and Suburban Medical Clinic, Inc. ("Tenant") as of December 15, 1994.

         This Lease is made with reference to the following facts:

         A. Landlord is the owner of certain real property located at 2850 East Powell Valley Road in Gresham, Oregon. The building has approximately 18,500 square feet.

         NOW, THEREFORE, the parties agree as follows:

         1.   PREMISES. Effective as of the first day of the term set forth in
Section 2, Landlord agrees to lease to Tenant the entire building and parking lot the "Premises", which is described in the drawing on Exhibit A. located on the land legally described in Exhibit B.

         2. TERM. The term of this Lease shall be one-hundred twenty (120) months commencing on the first day of February, 1995 and ending January 30, 2005.

         3. RENT Tenant shall pay to Landlord as monthly rent, without deduction, setoff, prior notice, or demand, one-twelfth of the sum of One Hundred Twenty Nine Thousand Five Hundred Dollars ($129,500) per year for Years One through Three; One Hundred Thirty Eight Thousand Seven Hundred Fifty Dollars ($138,750) per year for Years Four and Five; and One Hundred Forty Eight Thousand Dollars ($148,000) per year for Years Six through Ten.

              All rent shall be paid to Landlord at the address to which notices to Landlord are to be given.

              Landlord will lend Tenant up to $200,000 for tenant improvements at an interest rate of the prime U.S. Bank interest rate plus two percentage points. Such loan and interest to be repaid in equal monthly installments so as to fully amortize the debt in sixty (60) months. All tenant improvements must be completed by year two of the Lease.

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         4.   ADJUSTMENT TO RENT.

              4.1 UTILITIES: Tenant shall pay the cost of all utilities supplied to or used in the Premises.

              4.2 REAL PROPERTY TAXES, ASSESSMENTS: Tenant shall pay all real property taxes and assessments levied and assessed upon the Premises.

                   4.2.1 Tenant's share of real property taxes for the years which this Lease commences or terminates shall be prorated based upon the portion of the tax year that this Lease is in effect.

                   4.2.2 If an assessment for a public improvement is made against the Premises, Landlord shall cause the assessment to be paid in installments if such election is available to Landlord. Tenant shall be obligated to reimburse Landlord for those installments accruing during Tenant's occupancy of the Premises.

                   4.2.3 Tenant shall be permitted to contest the amount of any tax so long as such contest is conducted in a manner which does not cause any risk that Landlord's interest in the Premises will be foreclosed for non-payment. Landlord shall cooperate in any reasonable manner with such contest by Tenant.

         5. USE. Tenant shall use the Premises for medical office and incidental uses. Tenant agrees that it has determined to its satisfaction that the Premises can be used for those purposes. The Premises may not be used for any other purpose without Landlord's consent. Such consent not to be unreasonably withheld or delayed.

              Tenant's use of the Premises as provided in this Lease shall be in accordance with the following:

              5.1 Tenant shall not do, bring, or keep anything in or about the Premises that will cause an increased premium or cancellation of any insurance covering Premises are located.

              5.2 Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or users of neighboring buildings.

              5.3 Tenant shall not do anything on the Premises that will cause damage to the Premises.

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              5.4  Tenant shall not place upon or install in windows or other openings any signs, symbols, drapes or other materials without approval of Landlord. Such consent not to be unreasonably withheld or delayed.

              5.5 Tenant shall not be permitted to install a 'through the wall' or 'through the window' air conditioner.

         6.   REPAIRS AND MAINTENANCE

              6.1 LANDLORD'S OBLIGATIONS. The following shall be the responsibility of Landlord:

                   6.1.1 Repairs and maintenance of the roof and gutters, exterior walls (including painting), bearing walls, structural members and foundation including elevator and mechanism.

                   6.1.2 Repair and maintenance of exterior water, sewage, gas, and electrical services up to the point of entry to the Premises.

                   6.1.3 Maintenance of the heating and air conditioning system, and

                   6.1.4     Repair and maintenance of parking lot.

              6.2 TENANT'S OBLIGATIONS. The following shall be the responsibility of Tenant:

                   6.2.1 Repair of interior walls, ceilings, doors, and windows, and related hardware, light fixtures, switches, and wiring and plumbing from the point of entry to the Premises, and

                   6.2.2 Any repairs or alterations required under Tenant's obligation to comply with laws and regulations as set forth in Section 5 above.

              6.3 LANDLORD'S INTERFERENCE WITH TENANT. Any repairs, replacements, alterations or other work performed by Landlord on or around the Premises shall be done in such a way as to interfere as little as reasonably possible with use of the Premises by Tenant. Tenant shall have no right to an abatement of rent nor any claim against Landlord for any inconvenience or disturbance resulting from Landlord's activities performed in conformance with the requirement of this provision.

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              6.4  REIMBURSEMENT FOR REPAIRS ASSUMED. Except in an emergency creating an immediate risk of personal injury or property damage, neither party may perform repairs which are the obligation of the other party and charge the other party for the resulting expense, unless at least thirty (30) days before work is commenced, the defaulting party is given notice in writing, outlining, with reasonable particularity, the repairs required, and such party fails within that time to initiate such repairs in good faith.

              6.5 ACCESS TO PREMISES. With the provisions hereof by Tenant, and for showing premises to prospective purchasers or renters, provided that Landlord shall not unreasonably interfere with Tenant's business operation.

         7. PERSONAL PROPERTY TAXES. Tenant shall pay all personal property taxes levied against personal property located on the Premises.

         8. TENANT'S PROPERTY. Furnishings, trade fixtures and equipment installed by Tenant shall be the property of Tenant. On termination of the Lease, Tenant shall remove any such property. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting form the installation or removal of such property.

         9. IMPROVEMENTS AND ALTERATIONS BY TENANT. Tenant may, at its expense, make such additional improvements or alterations to the Premises which it may deem necessary or desirable so long as such alterations are constructed in accordance with local building regulations and have been approved in advance by the Landlord. Such approval shall not be unreasonably withheld or delayed. Any repairs or new construction by Tenant shall be done by a licensed contractor reasonably approved by Landlord. If requested by Landlord, Tenant will post a bond or other security reasonably satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. All work performed shall be done in a workmanlike manner and with materials (where not specifically described in the specifications) of the quality and appearance customary in the trade, and shall become the property of the Landlord. Landlord may require Tenant to remove any improvements or alterations at the expiration of the term.

         10. LATE CHARGE. Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises; therefore, in the event Tenant

                                          7

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should fail to pay any installment of rent or any other sum due hereunder within ten (10) days after such amount is due. Tenant shall pay to Landlord as additional rent a late charge equal to 5% of each installment or the sum of $25.00 per month whichever is greater.

         11. LIENS. Tenant shall keep the Premises, and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If a lien is recorded, Tenant shall, within 30 days after knowledge of the recording, secure the discharge of the lien or deposit with the court or an appropriate entity cash or sufficient corporate surety bond in an amount equal to one and one-half times the amount of the lien.

         12. INDEMNIFICATION. Tenant shall indemnify and save harmless the Landlord from any and all liability, damage, expense, attorney's fees, causes of action, suits, claims or judgements arising from injury to person or damage to property arising out of or connected with the use, occupancy, management, or condition of the Premises, excepting only the negligence or willful misconduct of Landlord. Tenant shall, at its own cost and expense, defend any and all suits which may be brought against the Landlord either alone or in conjunction with the others upon any such above mentioned cause or claim, and shall satisfy, pay and discharge any and all judgements that may be recovered against the Landlord in any such action or actions in which the Landlord may be a party defendant.

         13.  PARKING. Lessee shall have exclusive use of the parking lot.

         14. INSURANCE. Landlord will provide and maintain throughout the term of the Lease, fire and extended coverage insurance in the amount of the full insurable value of the Premises. Tenant assumes the risk of loss to its furnishings, trade fixtures, equipment and supplies which shall not be insured under the above policy. Tenant shall, at its own expense during the term of this Lease, carry in full force and effect public liability insurance with an insurance carrier satisfactory to Landlord, naming Landlord as an additional insured, with limits of not less than $1,000,000.00 per person, or $1,000,000.00 pre occurrence, including property damage, insuring against any and all liability of Tenant with respect to the Premises, including the common areas, arising out of the maintenance, use or occupancy thereof. Such policy or policies shall provide that the insurance shall not be cancelable or reduced without at least thirty (30) days prior written notice to Landlord, and shall be deemed primary and noncontributing with other insurance available to Landlord. Tenant shall furnish Landlord with a certificate or other acceptable evidence that such insurance is in effect. Tenant also agrees to provide and maintain insurance to comply with Workers' Compensation and Employer's liability laws.

              Tenant, as a material part of the consideration to be rendered to Landlord, hereby agrees to defend, indemnify and hold harmless Landlord against any and all claims, costs and liabilities, including reasonable attorney's fees, arising from Tenant's use of the Premises, or from the conduct of Tenant's business, or from any activity, work or things done, permitted or suffered by Tenant or any of Tenant's agents, contractors or employees.

         15. WAIVER OF SUBROGATION. Tenant and Landlord each releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils covered by fire and extended coverage, and liability insurance endorsements approved for use in Oregon which occur in on or about the Premises, whether caused by the negligence of either party, their agents, employers, or otherwise. Each party shall obtain from its insurer(s) provisions permitting waiver of any claim against the other party for loss or damage within the scope of the above insurance.

         16. DESTRUCTION. In the event the Premises are destroyed or injured by fire, earthquake or other casualty such that the cost of repair exceeds 40% of the value of the Premises before the destruction, then Landlord may, at Landlord's option, proceed with reasonable diligence to rebuild and restore the Premises or such part thereof, provided that within thirty (30) days after such destruction or injury Landlord shall in writing notify Tenant of Landlord's intention to do so. During the period from destruction or damage until restoration, the rent shall be abated in the same ratio as that portion of the Premises which Landlord determines is unfit for occupancy shall bear to the whole Premises. If Landlord shall fail to notify Tenant, then this Lease shall, at the expiration of the time for the giving of notice a herein provide, be deemed terminated and at an end.

         17. OPTION TO PURCHASE. Tenant shall have the option to purchase the Premises during the term of this Lease under the following terms:

              17.1.1    At any time during first three years of the Lease
Tenant shall have the option to purchase the property for $1,700,000. Landlord to provide satisfying deed and closing documents acceptable to Tenant. In years seven through ten Tenant shall notify Landlord of its intent to purchase the property. Landlord and Tenant shall agree to an appraiser to establish the value of the property.

              17.1.2 Sale must be approved by the Board of Directors of Legacy Health System which may disapprove the sale for any reason. Management will highly recommend that the Legacy Board of Directors accept this appraisal and the selling price.

                                          9

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         18.  CONDEMNATION. If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession. If a portion of the Premises sufficient to render the remaining Premises reasonably unsuitable for which the Tenant was then making of the Premises, Tenant may by a written notice within 10 days after notice of such taking (or absent such notice, within 10 days after the condemning authority takes possession) terminate this Lease as of the date the condemning authority takes possession. If Tenant does not so terminate, this Lease shall remain in effect as to the portion of the Premises remaining except that the rent shall be reduced in the proportion that the floor area taken bears to the original total floor area; provided that if circumstances make abatement based on floor area unreasonable, the rent shall abate by a reasonable amount to be determined by Landlord and Tenant. Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the Leasehold or for the taking of the fee or as severance damages; provided, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property.

         19. ASSIGNMENT AND SUCCESSION. Tenant shall not assign, let or sublet this Lease, or any part thereof, without first obtaining the written consent of Landlord. Such consent not to be unreasonably withheld or delayed. This Lease shall not be assignable by operation of law. If Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation or liquidation or any change in the ownership, or power to vote the majority of the outstanding voting stock of Tenant, shall constitute an assignment for the purposes of this section. Subject to the provisions above, this Lease shall be binding upon and inure to the benefit of the parties, heirs and successors and assigns. If Landlord consents to such sublease or assignment, any rent collected by Tenant which exceeds the rent described in the Lease, shall be passed through to Landlord.


         20.  DEFAULTS; REMEDIES.

              20.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

                   20.1.1    Vacation or abandonment of the Premises.

                   20.1.2 Failure by Tenant to make any payment required as and when due, where such failure shall continue for a period of ten (10) days after written notice from Landlord.

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                   20.1.3    Failure by Tenant to observe or perform any of the
covenants, conditions or provisions of this Lease, other than the making of any payment, where such failure shall continue for a period of 30 days after written notice from Landlord. If the default is of such a nature that it cannot be completely remedied within the 30 day period, this provision shall be complied with if Tenant begins correction of the default within the 30 day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practical.

                   20.1.4. a. The making by Tenant of any general arrangement for the benefit of creditors;

                        b. The filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within seventy-five (75) days and;


                        c. The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease.

              20.2 REMEDIES. In the event of any material default or breach, Landlord may at any time, without waiving or limiting any other right or remedy reenter and take possession of the Premises or terminate this Lease, or pursue any remedy allowed by law. Tenant agrees to pay Landlord the costs of recovering possession of the Premises, the expenses of reletting, costs of remodeling, broker's commissions, attorney fees, and any other costs or damages arising out of Tenant's default. Landlord is entitled to recover any loss in rental value as a result of Tenant default, including the lost rentals from the date the Tenant defaults until the Premises are either released or should reasonably have been released and including the lost rentals arising from a deficiency due to reletting the Premises at a lessor rental than herein agreed to.

              20.3 NOTICE BY TENANT OF DEFAULT. Tenant shall notify Landlord promptly of any default not by its nature necessarily known to Landlord.

              20.4 LANDLORD'S RIGHT TO CURE DEFAULTS. If Tenant fails to perform any obligation under this Lease, Landlord shall have the option to do so after thirty (30) day's written notice to Tenant. All of Landlord's expenditures to correct the default shall be reimbursed by Tenant on Demand.

         21. REMOVAL OF PROPERTY. All personal property of Tenant remaining on the Premises after reentry or termination of this Lease shall conclusively be deemed abandoned by Tenant and may be removed by Landlord. Landlord may store such property in any reasonably secure place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of Owner thereof. Such property shall be disposed of in accordance with the Oregon Landlord lien statute.

         22. MORTGAGES, DEEDS OF TRUST. It is understood and agreed that Landlord may mortgage, or grant deeds of trust with respect to, the Premises or the property of which such Premises are a part. Tenant agrees to execute, at the request of Landlord, such reasonable certificates as may be required by a mortgage or trust deed beneficiary stating that the Lease is in full force and effect and the dates which the rent and charges have been paid. Upon a foreclosure and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease.

         23. NOTICES. All notices under this Lease shall be in writing and shall be effective when mailed by certified mail or delivered to Landlord at its address shown above, to Tenant at the Premises or to such other addresses as may hereafter be designated by notice.

         24. AMENDMENT. All of the terms, understandings and agreements binding upon Landlord and Tenant are herein set forth.

              This Lease shall not be amended or modified except in writing signed by both parties. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment of this Lease.

         25. ATTORNEY'S FEES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any rent due under this Lease or for the breach of any covenant of condition of this Lease, or for the restitution of said Premises to Landlord and/or eviction of Tenant during said term or after the expiration thereof, the prevailing party will be entitled to a reasonable sum for attorney's fees, witness fees and court costs in both trial and appellate courts.

         26. NO HOLD-OVER TENANCY. Tenant has no right to hold-over after expiration of this Lease and shall surrender possession on the date of termination.

         27. PARAGRAPH HEADINGS. The paragraph headings of this Lease are for convenience of reference only and have no effect on the interpretation or construction of its terms.

                                          12
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         28.  SEVERABILITY. The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

         29. HAZARDOUS MATERIALS. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, costs, damages, penalties, fines, expenses and liabilities, including attorney's fees and costs, arising as a result of any Use of any Hazardous Material on the Premises, or Disposal of any Hazardous Materials on or off the Premises by Tenant or Tenant's representatives, agents, employees or invitees. If Landlord is ever made a party to any action or proceeding by reasons of a matter for which Tenant is obligated to indemnify Landlord, then Tenant, upon notice from Landlord, shall defend that action or proceeding on behalf of Landlord, at Tenant's expense with counsel satisfactory to Landlord. The indemnification obligations under this Section shall survive the termination of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease the date and year written above.

LEGACY HEALTH SYSTEM                        SUBURBAN MEDICAL CLINIC,
an Oregon Nonprofit Corporation             INC.



By:  /s/Lowell Johnson                      By:  /s/ John A. Calcagno, M.D.
   -----------------------------               -----------------------------

Its: Treasurer                              Its:
     ---------------------------                 ---------------------------


By:                                         By:
   -----------------------------               -----------------------------

Its:                                        Its:
    ----------------------------                ----------------------------

Date:                                       Date:
     ---------------------------                 ---------------------------


                                            13